Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 294 and New York Trust 204:

We consent to the use of our report dated February 7, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
February 7, 2002